SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	October 1, 2002

TRW Inc.
(Exact Name of Registrant as Specified in Charter)

Ohio	1-2384	34-0575430

(State or Other Jurisdiction of Incorporation )	(Commission File Number)	(I.R.S. Employer Identification Number)

1900 Richmond Road, Cleveland, OH	44124

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(216) 291-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets.

     On October 1, 2002, TRW Inc. (“TRW”), an Ohio corporation, consummated the sale of its Aeronautical Systems business to Goodrich Corporation (“Goodrich”), a New York corporation, for gross proceeds of approximately $1.5 billion in cash, subject to adjustment. The purchase price was determined by arm’s-length negotiations between TRW and Goodrich following an auction process conducted by TRW.

     The Aeronautical Systems includes aircraft engines and flight controls; cargo handling systems; power generation and management; missile actuation; nacelle actuation hoists and winches, flexible shafts and couplings, and comprehensive aftermarket support and services, including asset management and service level-guarantees for a number of commercial airlines.

     The sale was consummated pursuant to a Master Agreement of Purchase and Sale between Goodrich and TRW dated as of June 18, 2002, as amended by Amendment No. 1 thereto dated as of October 1, 2002.

Item 7. Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits.

	2.1	Master Agreement of Purchase and Sale between Goodrich Corporation and TRW Inc. dated as of June 18, 2002 (Exhibit 10(d) to TRW Inc. Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, File No. 1-2384, is incorporated herein by reference)

	2.2	Amendment No. 1, dated as of October 1, 2002, between Goodrich Corporation and TRW Inc. to the Master Agreement of Purchase and Sale dated as of June 18, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRW Inc.

Date: October 16, 2002	By:	/s/ W. B. Lawrence W. B. Lawrence Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

(2.1)	Master Agreement of Purchase and Sale between Goodrich Corporation and TRW Inc. dated as of June 18, 2002 (Exhibit 10(d) to TRW Inc. Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, File No. 1-2384, is incorporated herein by reference)

(2.2)	Amendment No. 1, dated as of October 1, 2002, between Goodrich Corporation and TRW Inc. to the Master Agreement of Purchase and Sale dated as of June 18, 2002.